SUBADVISORY AGREEMENT

                      SURGEONS DIVERSIFIED INVESTMENT FUND


     This SUBADVISORY AGREEMENT (the "Agreement") to be effective as of September 1, 2006, by and among Surgeons Diversified Investment Fund, an Ohio business trust (the "Trust"), Surgeons Asset Management, LLC, a Delaware limited liability company (the "Manager"), and Northern Trust Investments, N.A., a registered investment advisor organized under the laws of the State of Illinois (the "Subadviser").

     WHEREAS, the Trust is an Ohio business trust registered as an open-end diversified management investment company under the Investment Company Act of 1940 (the "1940 Act"); and

     WHEREAS, the Manager is an investment adviser registered under the Investment Advisers Act of 1940, as amended (the "Investment Advisers Act"), and has been retained by the Trust to provide investment services to the Trust;

     WHEREAS, the Subadviser also is an investment adviser registered under the Investment Advisers Act; and

     WHEREAS, the Trust and the Manager desire to retain the Subadviser to furnish it with portfolio management services in connection with the Manager's investment advisory activities on behalf of the Surgeons Diversified Investment Fund (the "Fund"), a series of the Trust, and the Subadviser is willing to furnish such services to the Manager and the Fund;

     NOW THEREFORE, in consideration of the terms and conditions hereinafter set forth, it is agreed as follows:

     1. EMPLOYMENT OF THE SUBADVISER. In accordance with and subject to the Investment Management Contract between the Trust and the Manager, the Trust and the Manager hereby appoint the Subadviser to manage the investment and reinvestment of the assets of the Fund, subject to the control and direction of the Manager and the Trust's Board of Trustees, for the period and on the terms hereinafter set forth. The Subadviser acknowledges that the Trust may appoint one or more additional subadvisers for the Fund, in accordance with its asset allocation strategy and that the Manager may adjust the percentage of assets of the Fund managed by the Subadviser, from time to time in its sole discretion. The Subadviser hereby accepts such employment and agrees during such period to render the services and to perform the duties called for by this Agreement for the compensation herein provided. The Subadviser shall at all times maintain its registration as an investment adviser under the Investment Advisers Act and shall otherwise comply in all material respects with all applicable laws and regulations, both state and federal. The Subadviser shall for all purposes herein be deemed an independent contractor and shall, except as expressly provided or authorized (whether herein or otherwise), have no authority to act for or represent the Trust in any way or otherwise be deemed an agent of the Trust or the Fund.

For purposes of performing its duties hereunder, the Subadviser shall be entitled to treat the portion of the assets of the Fund managed by the Subadviser as though such portion constituted the entire Fund, and the Subadviser shall not be responsible in any way for the compliance of any assets of the Fund, other than the portion managed by the Subadviser, with the asset allocation, investment objectives, policies, and restrictions of the Fund or any directions communicated to the Subadviser with respect to its management of a portion of the Fund. Subject to the foregoing, the Subadviser is authorized, in its discretion and without prior consultation with the Manager, to buy, sell, lend and otherwise trade in any stocks, bonds and other securities and investment instruments on behalf of the Fund, as the Subadviser shall determine. Notwithstanding the foregoing provisions of this paragraph, however, (i) the Subadviser shall, upon and in accordance with written instructions from the Manager, effect such portfolio transactions for the portion of the Fund managed by the Subadviser as the Manager shall determine are necessary in order for the Fund to comply with its asset allocation, investment objectives, policies and restrictions, and (ii) upon notice to the Subadviser, the Manager may effect in-kind redemptions with shareholders of the Fund with securities included within the assets managed by the Subadviser.

     2. DUTIES OF THE SUBADVISER. The Subadviser will manage the investment and undertake the following duties:

     a. The Subadviser will manage the investment and reinvestment of certain assets of the Fund, subject to and in accordance with the asset allocation, investment objectives, policies and restrictions of the Fund and any directions which the Manager or the Trust's Board of Trustees may give from time to time with respect to the Fund. In furtherance of the foregoing, the Subadviser will make all determinations with respect to the purchase and sale of portfolio securities for that percentage of assets of the Fund which the Manager has allocated for the Subadviser to manage, which percentage may fluctuate from time to time in the sole discretion of the Manager, and the proxy voting of such portfolio securities. Except for (i) rebalancing transactions made to conform portfolio holdings to the asset allocation, benchmarks, approved investments, or other investment objectives, policies or restrictions applicable to the portion of the Fund managed by the Subadviser, and (ii) transactions directed by the Manager, the Subadviser will, to the extent reasonably practicable, attempt to conduct trades for the Fund in a tax-efficient manner.

     b. The Subadviser shall provide support to the Manager with respect to the marketing of the Fund, including but not limited to: (i) permission to use the Subadviser's name as provided in SECTION 7, (ii) permission to use the past performance and investment history of the Subadviser as the same is applicable to the Fund, (iii) access to the individual(s) responsible for day-to-day management of the Fund for marketing conferences, teleconferences and other activities involving the promotion of the Fund, subject to the reasonable request of the Manager, and (iv) permission to use biographical and historical data of the Subadviser and its individual manager(s).

     c. Whenever the Subadviser simultaneously places orders to purchase or sell the same security on behalf of the Fund and one or more other accounts managed by the



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

Subadviser, such orders will be allocated as to price and amount among all such accounts in a manner believed by the Subadviser to be equitable to each account over time.

     d. In the event of any reorganization or similar change in the Subadviser, its investment principals responsible for managing the Fund's investments or members of its investment (or comparable) committee, the Subadviser shall give the Manager and the Trust's Board of Trustees written notice of such reorganization or change within a reasonable time (but not later than 10 days) after such reorganization or change.

     e. The Subadviser will bear its expenses of providing services to the Fund pursuant to this Agreement except such expenses as are undertaken by the Manager or the Trust and the cost (including taxes, brokerage commissions and other transaction costs, if any) of the securities or other investment instruments purchased or sold for the Fund.

     f. The Subadviser will manage the Fund and the investment and reinvestment of such assets so as to comply with the provisions of the 1940 Act, the current Prospectus and Statement of Additional Information of the Fund, and with Subchapter M of the Internal Revenue Code of 1986, as amended.

     3.   DUTIES OF THE MANAGER.
          ---------------------

     a. The Manager shall provide (or cause the Fund's custodian to provide) timely information to the Subadviser regarding such matters as the composition of the assets of the Fund managed by the Subadviser, cash requirements and cash available for investment in such assets, and all other information as may be reasonably necessary for the Subadviser to perform its responsibilities hereunder.

     b. The Manager has furnished the Subadviser with a copy of its investment management agreement with the Fund, the prospectus of the Fund and the statement of additional information of the Fund and it agrees during the continuance of this Agreement to furnish the Subadviser copies of any revisions or supplements thereto at, or, if practicable, before the time the revisions or supplements become effective. The Manager agrees to furnish the Subadviser with copies of any financial statements or reports made by the Fund to its shareholders, and any further materials or information that the Subadviser may reasonably request to enable it to perform its functions under this Agreement.

     4.   TRADING AND BROKERAGE
          ---------------------

     a. Absent instructions from the Manager or the officers of the Fund to the contrary, the Subadviser shall place orders pursuant to its determinations either directly with the issuer or with any broker and/or dealer or other person who deals in the securities in which the Fund is trading. With respect to common and preferred stocks, in executing portfolio transactions and selecting brokers or dealers, the Subadviser shall use its best judgment to obtain the best overall terms available. In assessing the best overall terms available for any transaction, the Subadviser shall consider all factors it deems relevant, including the breadth of the market in the security, the price of the security, the financial condition and execution capability of the



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

broker or dealer, and the reasonableness of the commission, if any, both for the specific transaction and on a continuing basis. In evaluating the best overall terms available and in selecting the broker or dealer to execute a particular transaction, the Subadviser may also consider the brokerage and research services (as those terms are defined in Section 28(e) of the Securities Exchange Act of 1934) provided to the Fund and/or other account over which the Subadviser and/or an affiliate of the Subadviser exercises investment discretion. With respect to securities other than common and preferred stocks, in placing orders with brokers, dealers or other persons, the Subadviser shall attempt to obtain the best net price and execution of its orders, provided that to the extent the execution and price available from more than one broker, dealer or other such person are believed to be comparable, the Subadviser may, at its discretion but subject to applicable law, select the executing broker, dealer or such other person on the basis of the Subadviser's opinion of the reliability and quality of such broker, dealer or such other person; broker or dealers selected by the Subadviser for the purchase and sale of securities or other investment instruments for the Fund may include brokers or dealers affiliated with the Subadviser, provided such orders comply with Rules 17e-1 and 10f-3 under the 1940 Act and the Trust's Rule 17e-1 and Rule 10f-3 Procedures, respectively, in all respects, or any other applicable exemptive rules or orders applicable to the Subadviser. Notwithstanding the foregoing, the Subadviser will not effect any transaction with a broker or dealer that is an "affiliated person" (as defined under the 1940 Act) of the Subadviser or the Manager without the prior approval of the Manager.

     b. The Subadviser may, on occasions when it deems the purchase or sale of a security to be in the best interests of the Fund as well as other fiduciary or agency accounts managed by the Subadviser, aggregate, to the extent permitted by applicable laws and regulations, the securities to be sold or purchased in order to obtain the best overall terms available and execution with respect to common and preferred stocks and the best net price and execution with respect to other securities. In such event, allocation of the securities so purchased or sold, as well as the expenses incurred in the transaction, will be made by the Subadviser in the manner it considers to be most fair and equitable over time to the Fund and to its other accounts.

     5.   COMPENSATION OF THE SUBADVISER.
          ------------------------------

     As compensation for the services to be rendered and duties undertaken hereunder by the Subadviser, the Manager will pay to the Subadviser a quarterly Subadvisory fee equal to 0.30% per annum of an amount equal to the average daily net assets of the portion of the Fund managed by the Subadviser, less such net assets invested in that portion of the Fund that are invested in a money market fund which itself pays an advisory fee to the Subadviser. The minimum fee to the Subadviser will be $10,500 per quarter ($42,000 annually).

     6. ACTIVITIES OF THE SUBADVISER. It is understood that the Subadviser may perform investment advisory services for various other clients, including other investment companies. The Subadviser will report to the Board of Trustees of the Trust at regular quarterly Board meetings and at such other times as such Board of Trustees reasonably shall request (i) information regarding any potential conflicts of interest arising by reason of its continuing provision of advisory services to the Fund and to its other accounts, and (ii) such other information as the Board of Trustees shall reasonably request regarding the Fund, the Fund's performance, the services provided by the Subadviser to the Fund as compared to its other



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

accounts, and the plans of, and the capability of, the Subadviser with respect to providing future services to the Fund and its other accounts. The Subadviser agrees to submit to the Trust a statement defining its policies with respect to the allocation of business among the Fund and its other clients upon execution of this Agreement and upon any future amendment or change to any such policies.

     The Subadviser has supplied to the Manager and the Trust copies of its Form ADV with all exhibits and attachments thereto and will hereafter supply to the Manager, promptly upon the preparation thereof, copies of all amendments or restatements of such document.

     The Subadviser has also delivered to the Manager and the Trust copies of its code of ethics complying with the requirements of Rule 17j-1 under the 1940 Act (the "Code"). The Subadviser shall promptly furnish the Manager and Trust with all amendments or supplements to its Code at least annually. On a quarterly basis, the Subadviser shall report to the Manager and the Board on compliance by the access persons of the Fund with its Code, and provide the Manager and the Trust, or their respective representatives, such other information with respect to such compliance as is reasonably requested.

     7. USE OF NAMES. The Trust is hereby authorized to disclose the name of the Subadviser and any individual persons employed by the Subadviser who are deemed to be portfolio managers of the Fund, and as required under Form N-1A. Neither the Manager nor the Trust shall use the name of the Subadviser in any prospectus, sales literature or other material relating to the Manager or the Trust in any other manner not approved in advance by the Subadviser; provided, however, that the Subadviser will approve all uses of its name which merely refer in accurate terms to its appointment hereunder or which are required by the SEC or a state securities commission; and provided further, that in no event shall such approval be unreasonably withheld. The Subadviser shall not use the name of the Manager or the Trust in any material relating to the Subadviser in any manner not approved in advance by the Manager or the Trust, as the case may be; provided, however, that the Manager and the Trust shall each approve all uses of their respective names which merely refer in accurate terms to the appointment of the Subadviser hereunder or which are required by the SEC or a state securities commission; and, provided further, that in no event shall such approval be unreasonably withheld.

     8. BOOKS AND RECORDS. In compliance with the requirements of Rule 31a-3 under the 1940 Act, the Subadviser hereby agrees that all records which it maintains for the Trust are the property of the Trust and further agrees to surrender promptly to the Trust any of such records upon the Trust's request. Subadviser further agrees to preserve for the periods prescribed by Rule 31a-2 under the 1940 Act the records required to be maintained by Rule 31a-1 under the 1940 Act.

     9. LIMITATION OF LIABILITY OF THE SUBADVISER. The Subadviser shall not be liable for any mistake of judgment or otherwise, except for lack of good faith, provided that nothing herein shall be deemed to protect, or purport to protect, the Subadviser against any liability to the Manager, the Trust or to any shareholder to which the Subadviser would otherwise be subject by reason of willful misfeasance, bad faith or gross negligence in the performance of




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

its duties hereunder, or by reason of the Subadviser's reckless disregard of its obligations and duties hereunder. As used in this SECTION 9, the term "Subadviser" shall include the Subadviser and/or any of its affiliates and the directors, officers and employees of the Subadviser and/or any of its affiliates. Under no circumstances shall the Subadviser be liable for any loss arising out of any act or omission taken by the custodian, another subadviser, or any other third party who provides services to the Fund, or in respect of any portion of the Fund's assets not managed by the Subadviser pursuant to this Agreement.

     10. LIMITATION OF TRUST'S LIABILITY. The Subadviser acknowledges that it has received notice of and accepts the limitations upon the Trust's liability set forth in its Agreement and Declaration of Trust. The Subadviser agrees that
(i) the Trust's obligations to the Subadviser under this Agreement (or indirectly under the Investment Management Contract between the Trust and the Manager) shall be limited in any event to the assets of the Fund and (ii) the Subadviser shall not seek satisfaction of any such obligation from the holders of shares of the Fund nor from any Trustee, officer, employee or agent of the Trust.

     11. FORCE MAJEURE. The Subadviser shall not be liable for delays or errors occurring by reason of circumstances beyond its control, including but not limited to acts of civil or military authority, national emergencies, work stoppages, fire, flood, catastrophe, acts of God, insurrection, war, riot, or failure of communication or power supply. In the event of equipment breakdowns beyond its control, the Subadviser shall take reasonable steps to minimize service interruptions but shall have no liability with respect thereto.

     12. RENEWAL, TERMINATION AND AMENDMENT.
         ----------------------------------

     a. This Agreement shall become effective on September 1, 2006 and shall remain in force for a period of two (2) years from such date, and from year to year thereafter provided that such continuance is specifically approved by the parties and, in addition, by (i) the vote of the holders of a majority of the outstanding voting securities (as herein defined) of the Fund or by vote of a majority of the Trust's Board of Trustees and (ii) by the vote of a majority of the Trustees who are not parties to this Agreement or interested persons of either the Manager or the Subadviser, cast in person at a meeting called for the purpose of voting on such approval.

     b. This Agreement may be terminated at any time, without payment of any penalty, (i) by a vote of the Board of Trustees or by a vote of the majority of the outstanding voting securities of the Fund, in any such case upon not less than 60 days' prior written notice to the Subadviser and (ii) by the Subadviser upon not less than 60 days' prior written notice to the Manager and the Trust. This Agreement shall terminate automatically in the event of (A) its assignment or (B) the termination of the Investment Management Contract between the Trust and the Manager.

     c. This Agreement may be amended at any time by the parties hereto, subject to approval by the Trust's Board of Trustees and, if required by applicable SEC rules and regulations, a vote of the majority of the outstanding voting securities of the Fund.




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


     d. The terms "assignment," "interested persons" and "majority of the outstanding voting securities" shall have the meaning set forth for such terms in the 1940 Act.

     13. SEVERABILITY. If any provision of this Agreement shall become or shall be found to be invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby.

     14. NOTICE. Any notices under this Agreement shall be in writing addressed and delivered personally (or by telecopy) or mailed postage-paid, to the other party at such address as such other party may designate in accordance with this paragraph for the receipt of such notice. Until further notice to the other party, it is agreed that the address of the Trust and that of the Manager for this purpose shall be 633 N. Saint Clair, Chicago, Illinois 60611-3211 and that the address of the Subadviser shall be 50 S. LaSalle, Chicago, Illinois 60675.

     15. MISCELLANEOUS. Each party agrees to perform such further actions and execute such further documents as are necessary to effectuate the purposes hereof. This Agreement shall be construed and enforced in accordance with and governed by the laws of the State of Ohio, the 1940 Act, the Investment Advisers Act of 1940, and all applicable rules, guidance and exemptive orders issued by the Securities and Exchange Commission and its staff. The captions in this Agreement are included for convenience only and in no way define or delimit any of the provisions hereof or otherwise affect their construction or effect.

     16. CONFIDENTIALITY. Any information or recommendations supplied by either the Manager or the Subadviser, that are not otherwise in the public domain or previously known to the other party in connection with the performance of its obligations and duties hereunder, including without limitation portfolio holdings of the Trust, financial information or other information relating to a party to this Agreement, are to be regarded as confidential ("Confidential Information") and held in the strictest confidence. Except as may be required by applicable law or rule as requested by regulatory authorities having jurisdiction over a party rule or as requested by regulatory authorities having jurisdiction over a party to this Agreement, Confidential Information may be used only by the party to which said information has been communicated and such other persons as that party believes are necessary to carry out the purposes of this Agreement, the custodian, and such persons as the Manager may designate with respect to the assets managed by the Subadviser.

     17.   COUNTERPARTS.   This  Agreement  may  be  executed  in  two  or  more
counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     18. REPRESENTATIONS OF THE MANAGER.
         ------------------------------

     The  Manager represents and warrants to the Subadviser as follows:

     a. The Manager is and shall remain registered under the Advisers Act; and

     b. The Manager and the Trust has duly authorized the execution of this Agreement by the Manager.




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

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered in their names and on their behalf by the undersigned, thereunto duly authorized, all as of the day and year first above written.


SURGEONS ASSET                                 SURGEONS DIVERSIFIED
MANAGEMENT, LLC                                INVESTMENT FUND

By:      /s/ Gay Vincent                       By:  /s/ Savitri Pai
    -----------------------------                 ---------------------------

Name:    Gay Vincent                           Name:  Savitri Pai
       --------------------------                    ------------------------
                                                     Savitri P. Pai, President
Title:   Comptroller
        -------------------------


NORTHERN TRUST INVESTMENTS, N.A.

By:   /s/ Frank D. Szymanek
    -----------------------------

Name:   Frank D. Szymanek
       --------------------------

Title:  Vice President
       --------------------------





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